      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 2001
                                                      REGISTRATION NO. 333-32802
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                         DEALER AUTO RECEIVABLES TRUSTS
                     (Issuer with respect to the securities)

                      DEALER AUTO RECEIVABLES COMPANY, LLC
                   (Depositor of the trusts described herein)
             (Exact name of Registrant as specified in its charter)


         DELAWARE                                       36-4347972
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                      Identification No.)


                      DEALER AUTO RECEIVABLES COMPANY, LLC
                             230 WEST MONROE STREET
                             CHICAGO, ILLINOIS 60606
                                 (312) 456-1250

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                THEODORE SKIRVIN
      DEALER AUTO RECEIVABLES COMPANY, LLC, C/O PREMIER AUTO FINANCE, INC.
                             230 WEST MONROE STREET
                             CHICAGO, ILLINOIS 60606
                                 (312) 456-1250

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                            M. DAVID GALAINENA, ESQ.
                                WINSTON & STRAWN
                              35 WEST WACKER DRIVE
                             CHICAGO, ILLINOIS 60601
                                 (312) 558-5600

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                                NOT APPLICABLE.

                           --------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                       AMENDMENT TO REGISTRATION STATEMENT

     On May 30, 2001, Dealer Auto Receivables Corp., a Delaware corporation, was converted to a limited liability company pursuant to Section 18-214 of the Delaware Limited Liability Company Act (6 Del. C. Section 18-101et. seq.) and Section 266 of the General Corporation Law of Delaware (8 Del. C. Section 101, et. seq.). The resulting entity is named Dealer Auto Receivables Company, LLC and is a Delaware limited liability company. Premier Auto Finance, L.P. is the sole member of Dealer Auto Receivables Company, LLC.

     By filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-32802) (the "Registration Statement"), Dealer Auto Receivables Company, LLC hereby expressly adopts all statements contained in the Registration Statement as its own for all purposes of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities and Exchange Act of 1934, as amended, and sets forth additional information to reflect any material changes necessary to keep the Registration Statement from being misleading in any material respect and represents that all of the requirements for registration by a successor issuer contained in Rule 414 of the Securities Act have been met.

     Registration fees were paid at the time of filing the original Registration Statement.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15. EXCULPATION AND INDEMNIFICATION

Section 20 of the Registrant's Limited Liability Company Agreement provides as follows:

EXCULPATION AND INDEMNIFICATION.

          (a) Neither the Member nor any Officer, Director, employee or agent of the Dealer Auto Receivables Company, LLC (the "COMPANY") and no employee, representative, agent or Affiliate of the Member (collectively, the "COVERED PERSONS") shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

          (b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; PROVIDED, HOWEVER, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof; and PROVIDED FURTHER, that no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) in respect of any indemnity under this Section 20 shall be payable from amounts allocable to any other Person pursuant to any applicable Transaction Document.

          (c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

          (d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

          (e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

          (f) The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

          Premier Auto Finance, Inc. has also purchased liability policies which indemnify the Registrant's officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions as set forth in the policies.

          Pursuant to agreements which the Registrant may enter into with underwriters or agents (forms of which will be included as exhibits to this registration statement), officers and directors of the Registrant, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising from information which has been or will be furnished to the Registrant by such underwriters or agents that appears in the registration statement or any prospectus.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

EXHIBITS
      1.1 Form of Underwriting Agreement*
      2.1 Certificate of Conversion
      3.1 Certificate of Incorporation of the depositor*
      3.2 Bylaws of the depositor*
      3.3 Certificate of Formation of the depositor
      3.4 Limited Liability Company Operating Agreement of depositor
      4.1 Form of Trust Agreement (including form of certificate)*
      4.2 Form of Indenture (including form of notes)*
      5.1 Opinion of Winston & Strawn with respect to legality*
      8.1 Opinion of Winston & Strawn with respect to tax matters*
     10.1 Form of Transfer and Sale Agreement*
     10.2 Form of Sale and Servicing Agreement*
     10.3 Form of Pooling and Servicing Agreement*
     10.4 Form of Administration Agreement*
     10.5 Form of Performance Guarantee*
     10.6 Form of Dealer Agreement*
     23.1 Consent of Winston & Strawn (included in Exhibit 5.1)
     24.1 Power of Attorney*
     25.1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of indenture trustee*
---------
* Previously Filed.

ITEM 17. UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; or

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act if 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offer therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

     (d) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (e) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 5, 2001.

                                  DEALER AUTO RECEIVABLES COMPANY, LLC
                                  By:    /s/ Theodore Skirvin
                                      -----------------------
                                  Name:  Theodore Skirvin
                                  Title: President (Principal Executive Officer)

     Pursuant to the requirements of the Act, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on June 5, 2001:


    SIGNATURE                                                TITLE
    ---------                                                -----
/s/ Theodore Skirvin                            President (Principal Executive
--------------------                            Officer)
Name: Theodore Skirvin


                                                Senior Vice President and Chief
/s/ Matthew Romano                              Financial Officer (Principal
------------------                              Financial Officer and Principal
Name: Matthew Romano                            Accounting Officer)


/s/ Harvey N. Medvin
--------------------                            Director
Name:  Harvey N. Medvin


/s/ Dwight Jenkins
------------------                              Director
Name:  Dwight Jenkins


/s/ David Cole
--------------                                  Director
Name:  David Cole

                                  EXHIBIT INDEX


EXHIBIT
NUMBER      DESCRIPTION
------      -----------
1.1         Form of Underwriting Agreement*
2.1         Certificate of Conversion
3.1         Certificate of Incorporation of the depositor*
3.2         Bylaws of the depositor*
3.3         Certificate of Formation of the depositor
3.4         Limited Liability Company Operating Agreement of depositor
4.1         Form of Trust Agreement (including form of certificate)*
4.2         Form of Indenture (including form of notes)*
5.1         Opinion of Winston & Strawn with respect to legality*
8.1         Opinion of Winston & Strawn with respect to tax matters*
10.1        Form of Transfer and Sale Agreement*
10.2        Form of Sale and Servicing Agreement*
10.3        Form of Pooling and Servicing Agreement*
10.4        Form of Administration Agreement*
10.5        Form of Performance Guarantee*
10.6        Form of Dealer Agreement*
23.1        Consent of Winston & Strawn (included in Exhibit 5.1)
24.1        Power of Attorney*
25.1        Statement of Eligibility and Qualification under the Trust
            Indenture Act of 1939 of indenture trustee*

---------
* Previously Filed.